UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza 1800 Washington Road Pittsburgh, Pennsylvania	15241
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Supplemental Retirement Plan (the “SERP”)

On December 5, 2006, the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved and adopted the SERP, effective January 1, 2007. The SERP is designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of the Company and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The SERP is an unsecured obligation of the Company; the benefits of which will be paid from the Company’s general assets. The following “named executive officers” (as defined by Regulation S-K, Item 402(a)(3)) of the Company, and other eligible individuals pursuant to the plan documents, will be participants in the SERP: the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

The Compensation Committee administers the SERP and has sole and absolute authority and discretion to decide all matters relating to the administration of the SERP, including, without limitation, determining the rights and status of participants or their beneficiaries under the SERP and delegating such power and authority under the SERP to the Company’s officers (if it deems appropriate). The SERP was implemented in connection with ceasing accruals under the CONSOL Energy Inc. Retirement Restoration Plan, as amended and restated (the “Restoration Plan”), as described below. Further, the Compensation Committee has reserved the right under the SERP to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment with the Company or any subsidiary is terminated or if a participant no longer meets the SERP’s basic eligibility standards, such participant’s participation in the SERP (and right to accrue any benefits under the SERP) will terminate automatically, with no further act on the part of the Compensation Committee, the Company or any subsidiary.

The amount of each participant’s benefit as of age 65 (expressed as an annual amount) will be equal to fifty percent (50%) of Final Average Compensation (as defined below) multiplied by the Service Fraction (as defined below) as calculated on the Participant’s date of employment termination with the Company and any subsidiary. “Final Average Compensation” means the average of a participant’s five (5) highest consecutive annual compensation amounts (annual base salary plus amounts received under the Company’s Short-Term Incentive Compensation Plan, as amended) while employed by the Company and its subsidiaries. The “Service Fraction” means a fraction with a numerator equal to a participant’s number of full years of service and with a denominator of 20. The Service Fraction can never exceed 1.

The benefit described in the foregoing paragraph will be reduced by a participant’s age 65 vested benefits (including benefits which have been paid or are payable in the future (converted to an annual amount)) under: (i) the CONSOL Energy Inc. Employee Retirement Plan, as amended (the “ERP”), (ii) the Restoration Plan, and (iii) any other plan or arrangement providing retirement type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the SERP. The reduction will be calculated as of the date benefits are payable under the SERP and will be further reduced as necessary to take account of the form of benefit received.

No benefit will be vested under the SERP until a participant has five (5) years of service with the Company and its subsidiaries while the participant meets the eligibility standards in the Plan. Notwithstanding, benefits under the SERP will immediately vest upon the death or disability of a participant or upon a “Change in Control” (as defined in the SERP). If a participant’s employment with the Company or any subsidiary terminates for “Cause” (as defined in the SERP which includes a violation of any nonsolicitation, noncompetition, or nondisclosure provision contained in any agreement entered into by and between a participant and the Company or any subsidiary), no benefits will be payable under the SERP. Additionally, each participant will agree by participating in the SERP that within ten (10) days after the date the Company provides such participant of a notice that there has occurred a termination on account of “Cause,” a participant will pay to the Company in cash an amount equal to any and all distributions paid to or on behalf of such participant under the SERP within the six (6) months prior to the date of earliest breach.

In the event a participant’s employment is terminated after, or in connection with, a “Change in Control”, on account of (i) an involuntary termination associated with a “Change in Control” within the two (2) year period after the “Change in Control,” or (ii) a termination by the Company other than for “Cause” or due to the participant’s death or disability that (A) occurs not more than three (3) months prior to the date on which a “Change in Control” occurs or (B) is required by a third party who initiates a “Change in Control” (under the circumstances described in the SERP), the participant will be entitled to the vested benefits described above in a lump sum payment. The benefit will be calculated as if the participant terminated on the date of the “Change in Control,” but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s change in control agreement, if any, with the Company.

Benefits under the SERP will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing no later than 30 days following the later to occur of: (i) the end of the month following the month in which the participant turns age 50, or (ii) employment termination of a participant. The benefit will be actuarially reduced, as necessary (using assumptions specified in the ERP), based on a participant’s normal retirement date.

This description of the SERP is a summary only and is qualified in its entirety by the terms of the SERP, which will be filed as an exhibit to the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2006.

Amendment and Restatement of the Restoration Plan.

On December 5, 2006, the Board, upon the recommendation of the Compensation Committee, approved and adopted amendments to, and restated, the Restoration Plan. The Restoration Plan is an unfunded deferred compensation plan maintained by the Company for the benefit of a select group of management or highly compensated employees. The following is a description of the material amendments to the Restoration Plan.

As of December 31, 2006, no employee of the Company will be eligible to participate in, and no existing participant will be permitted to accrue benefits under, the Restoration Plan and no compensation or service after such date will be counted for purposes of the Restoration Plan. A participant’s benefit will be calculated as of that date with reference to the participant’s benefits under the ERP as of that date, and the resulting amount will be preserved.

Additionally, the amendments to the Restoration Plan also affect employees of CNX Gas Corporation, a publicly-traded subsidiary of the Company (“CNX Gas”), two of whom are “named executive officers” of the Company: CNX Gas’s Chief Executive Officer and Chief Operating Officer. As of December 31, 2005, no participant under the Restoration Plan, who is an employee of CNX Gas, will be eligible to participate in, and no existing participant will be permitted to accrue benefits under, the Restoration Plan. With respect to CNX Gas’s participants in the Restoration Plan, compensation and service after December 31, 2005 will not be counted for purposes of the Restoration Plan. A participant’s benefit will be calculated as of that date with reference to the participant’s benefits under the ERP as of that date, and the resulting amount will be preserved. CNX Gas’s employee participants will be eligible for a special one time distribution election in which they may elect to have their accrued benefits under the Restoration Plan calculated as of January 1, 2007 and paid to them in lump sum shortly thereafter but not later than March 1, 2007 (subject to an actuarial reduction). This election must be made before December 31, 2006.

To comply with Section 409A of the Internal Revenue Code of 1986, as amended, the Restoration Plan was further amended to provide that all distributions of benefits accrued and vested under the plan as of December 31, 2006 will be paid in lump sum, which will be paid no later than 30 days following the later to occur of: (i) the end of the month following the month in which the participant turns age 50 or (ii) separation of service. The benefit will be calculated and actuarially reduced, as necessary (using assumptions specified in the ERP), based on a participant’s benefit being initially expressed as a single life annuity payable commencing on such participant’s normal retirement date.

This description of the material amendments to the Restoration Plan is a summary only and is qualified in its entirety by the terms of the Restoration Plan, which will be filed, as amended and restated, as an exhibit to the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Vice President, General Counsel and Secretary

Dated: December 11, 2006